MediaOne Group, Inc.
Supplementary Consolidated Domestic Cable Highlights-As Reported (1) (Dollars in millions)
Unaudited
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

                               1999                              1998

                      Q3    Q2     Q1     YTD       Q4     Q3     Q2     Q1
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Video Revenues
   Basic cable      $ 442   $ 446  $ 439  $ 1,673   $ 420  $ 421  $ 420  $ 412
   Premium             82      82     82      322      82     81     80     79
   Pay-per-view        19      15     22       52      12     16     11     13
   Advertising         50      51     42      157      49     37     40     31
   Equip & instal      49      46     46      176      46     46     44     40
   Other                3       1      1        3       2      -      1      -
                    -----   -----  -----   ------   -----  -----  -----  -----
Total Video Revenues  645     641    632    2,383     611    601    596    575

Primestar               -       -      -       34       -      -      -     34
Telephone and          29      24     22       50      16     13     11     10
   High Speed Data
                    -----   -----  -----   ------   -----  -----  -----  -----
Total Broadband
   Revenue          $ 674   $ 665  $ 654  $ 2,467   $ 627  $ 614  $ 607  $ 619
                    =====   =====  =====   ======   =====  =====  =====  =====


Operating Cash Flow (2)
   Video (excluding
    Y2K costs)      $ 257   $ 264  $ 267  $ 1,008   $ 260  $ 248  $ 254  $ 246
   Primestar            -       -      -        4       -      -      -      4
   New Products       (11)    (11)   (19)     (58)    (19)   (15)   (14)   (10)
   Year 2000 costs     (4)     (5)    (7)     (13)     (6)    (6)    (1)     -
                     -----   -----  -----  -------  -----   -----  -----  -----
Total Operating Cash
   Flow             $ 242   $ 248  $ 241  $   941   $ 235  $ 227  $ 239  $ 240
                     =====  =====   =====  =======  =====   =====  =====  =====


Capital Expenditure $ 527   $ 494  $ 394  $ 1,618   $ 554  $ 426  $ 367  $ 271

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(1)Previously reported numbers have been reclassified for new reporting format.
(2)Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives (e.g. systems improvements, call center consolidations, etc.)
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